Exhibit 10.3

September 17, 2004

Mr. Amin J. Khoury

c/o BE Aerospace, Inc.

1400 Corporate Way

Wellington, FL 33414

Retirement and Release Agreement

Dear Mr. Khoury:

This letter agreement (the “Retirement and Release Agreement”) reflects the understanding of the parties regarding your decision to retire from Applied Extrusion Technologies, Inc. (the “Company”), a Delaware corporation.

1.             Retirement Date.  Your retirement from your position as Chief Executive Officer of the Company and any and all other positions you hold with the Company and any of its subsidiaries and affiliates (the “Company Group”), including, without limitation, your position as a member and Chairman of the Company’s board of directors (the “Board”) will be effective on the date the recapitalization of the Company’s 10¾% senior notes through a prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code (the “Plan”) that is in form and substance satisfactory to each of the undersigned holders of such senior notes (the “Bondholders”) becomes effective (the “Effective Date”).

2.             Continued Employment.  Prior to the Effective Date, you will continue to (a) serve as a member and Chairman of the Board and (b) be employed by the Company.  During such time your employment with the Company will continue to be governed in accordance with the terms and conditions of the employment agreement dated as of April 1, 2002, as amended and restated as of August 1, 2002, between the Company and you (the “Employment Agreement”); provided, however, that Section 4(f) of the Employment Agreement is hereby amended to delete clauses (i) and (ii) of the second sentence thereof.

3.             Payments and Benefits.  Subject to the provisions set forth in this Section 3, you hereby acknowledge that, except as required by Section 4980B(f) of the Internal Revenue Code of 1986, as amended (relating to your rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”)), or other applicable statutory law, the Company will have no obligation to provide you with any payments or benefits (a) in connection with your retirement or (b) at any time on or following the Effective Date.  Your participation in the Company’s health and welfare plans and the life insurance coverage provided to you by the Company will immediately cease as of the Effective Date.  Your benefits under the Company Savings and Profit Sharing Plan, Amended and Restated Effective October 1, 2001, will be governed in accordance with the terms and conditions of such plan.

4.             Consulting Services.  Following the Effective Date, you agree to provide consulting and advisory services which will be provided in such a manner and at such times as may be reasonably requested from time to time by the board of directors of the Company as reorganized pursuant to the Plan (the “Reorganized Company”) upon terms and conditions to be mutually agreed upon between you and the Reorganized Company.

5.             Cooperation.  For a period commencing on the Effective Date and ending on the second anniversary of the Effective Date, you agree to cooperate with the Reorganized Company and its directors, officers, attorneys, experts and representatives at such times and places and in such manner as may be reasonably requested from time to time, upon reasonable notice, taking into consideration your other business and personal commitments, subject to your consent, which shall not be unreasonably withheld, in connection with the conduct of any action, proceeding, investigation or litigation involving the Reorganized Company, either directly or indirectly, including any action, proceeding, investigation or litigation in which you are called to testify.  In connection with your compliance with this Section 5, you will be reimbursed for any reasonable out-of-pocket expenses incurred by you.

6.             Restrictive Covenants.  The provisions of Sections 5, 6 and 8 of the Employment Agreement are incorporated herein by reference as if such provisions were set forth herein in full.  The parties hereby agree that for purposes of Section 6 of the Employment Agreement your employment will be deemed to have been terminated pursuant to Section 4(g) of the Employment Agreement.

7.             Release by Mr. Khoury.

(a)           General Release.  In consideration of the provisions set forth in Section 8 below, including, without limitation, those relating to the SERP Payments (as defined below), and after being advised to consult with counsel, you, on behalf of yourself and each of your respective heirs, executors, administrators, affiliates, representatives, agents, attorneys, advisors, successors and assigns (collectively, the “Khoury Releasors”) hereby irrevocably and unconditionally release and forever discharge the Bondholders and each entity comprising the Company Group, and each of their respective subsidiaries and affiliates, and each of their respective directors, officers, employees, shareholders, attorneys, advisors, managers, members, agents and representatives and their successors (which will include, for purposes of this Retirement and Release Agreement, the Reorganized Company) and assigns (collectively, the “Khoury Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Khoury Releasors ever had, now have or may have, arising out of your employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service or any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the release set forth in this Section 7(a) will not apply to (i) the obligations of the Bondholders or the Company under this Retirement and Release Agreement and (ii) any indemnification rights you may have in accordance with the Company’s governance instruments or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of your service as an officer and employee of the Company.  On behalf of the Khoury

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Releasors, you further agree that the value received as described in this Retirement and Release Agreement will be in full satisfaction of any and all Claims for payments or benefits, whether express or implied, that the Khoury Releasors may have against any of the Khoury Releasees arising out of your employment relationship or your service as an employee, officer and director of the Company and your retirement therefrom.

The foregoing includes a complete waiver of all rights and Claims that may have arisen, whether known or unknown, based on Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, U.S. and applicable state labor laws, and the Massachusetts Fair Employment Practice Act (if and to the extent applicable, and including any amendments thereto), and any common law, public policy, contract (whether oral or written, express or implied) or tort law, including claims for defamation, and any other local, state or federal law, regulation or ordinance having any bearing whatsoever on your relationship, or the termination of your relationship, with the Company.  The foregoing also includes a full waiver and release of all rights you have under the Employment Agreement.

(b)           Specific Release of ADEA Claims.  In further consideration of the provisions set forth in Section 8 below, you, on behalf of yourself and the other Khoury Releasors, hereby unconditionally release and forever discharge the Khoury Releasees from any and all Claims that the Khoury Releasors may have as of the date you sign this Retirement and Release Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”).  By signing this Retirement and Release Agreement, you hereby acknowledge and confirm the following:  (i) you have been advised by the Company in connection with your retirement and by this Retirement and Release Agreement to consult with an attorney of your choice prior to signing this Retirement and Release Agreement and to have such attorney explain to you the terms of this Retirement and Release Agreement, including, without limitation, the terms relating to your release of Claims arising under ADEA; (ii) you were given a period of not fewer than twenty-one (21) days to consider the terms of this Retirement and Release Agreement and to consult with an attorney of your choosing with respect thereto; (iii) you are providing the release and discharge set forth in this Section 7(b) only in exchange for consideration in addition to anything of value to which you are already entitled; (iv) you knowingly and voluntarily accept the terms of this Retirement and Release Agreement, and (v) you understand that you have the right to revoke your signature as set forth in Section 15 below.

(c)           No Assignment.  You represent and warrant that you have not assigned any of the Claims being released under this Section 7.

(d)           Claims.  You represent and warrant that (i) you have not instituted, assisted or otherwise participated in connection with, any Claim, arbitration, lawsuit, or administrative agency proceeding, or action at law or otherwise against any of the Khoury Releasees and (ii) you do not intend to, or have any reason to, take any action that would require the Company to make a filing under Item 5.02(a) of the Form 8-K disclosure requirements.

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8.             Releases by the Company Group and the Bondholders.

(a)           Company Release.  In consideration of your waiver and release of Claims set forth in Section 7 above and your other obligations hereunder, each entity comprising the Company Group, and each of their respective subsidiaries and affiliates, and each of their respective directors, officers, employees, shareholders, advisors, managers, members, agents and representatives and their successors (which will include, for purposes of this Retirement and Release Agreement, the Reorganized Company) and assigns (the “Company Releasors”), hereby irrevocably and unconditionally release and forever discharge you from any and all Claims, including, without limitation, any Claims under any federal, state, local or foreign law, that the Company Releasors ever had, now have or may have, against you, arising out of your employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service or any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof.  In addition and without limiting the foregoing, the Company Releasors unconditionally release and forever discharge you from any and all Claims they may have against you arising out of or with respect to the payments you received in connection with any supplemental executive retirement plan of the Company (the “SERP Payments”), including, without limitation, any such Claims under any federal, state, local or foreign law.

(b)           Bondholders’ SERP Release.  In addition, the Bondholders and their successors and assigns unconditionally release and forever discharge you from any and all Claims they may have against you arising out of or with respect to the SERP Payments, including, without limitation, any such Claims under any federal, state, local or foreign law.

(c)           Plan Release.  The Bondholders hereby acknowledge and agree that the Plan shall contain the waiver and release substantially in the form attached hereto as Exhibit A.

(d)           Limitations.  Notwithstanding the generality of the foregoing, nothing in this Section 8 will be deemed to release you from (i) any criminal conduct or acts or omissions constituting willful misconduct or gross negligence, (ii) your obligations under this Retirement and Release Agreement and (iii) your continuing obligations after the Effective Date pursuant to Section 6 above.

9.             No Admissions.  By entering into this Retirement and Release Agreement, neither the Company nor the Bondholders admit, and each specifically denies, any liability, wrongdoing or violation of any law, statute, regulation or policy, and it is expressly understood and agreed that this Retirement and Release Agreement is being entered into solely for the purpose of amicably resolving all matters in controversy of any kind whatsoever concerning your employment and the termination of your employment.

10.           Death.  Notwithstanding anything in this Retirement and Release Agreement to the contrary, in the event of your death prior to the Effective Date, the waivers and releases in Section 7 and Section 8 will become effective immediately.

11.           Indemnification.  Neither (a) the execution of this Retirement and Release Agreement nor (b) the Plan and the entry of a confirmation order relating to the Plan will

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adversely affect any right to indemnification by the Company that you may now have under the Company’s By-Laws, the Company’s Certificate of Incorporation or any applicable law or regulation, and the Company’s obligation to indemnify you thereunder as a current or former officer, director or employee of the Company will remain in effect following your retirement and will survive the execution, termination or expiration of this Retirement and Release Agreement.

12.           Governing Law; Submission to Jurisdiction.  This Retirement and Release Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed in that state.  The parties hereto agree and acknowledge that the Bankruptcy Court presiding over the Company Group’s chapter 11 case and the Plan shall have jurisdiction over this Retirement and Release Agreement, including jurisdiction to enforce the terms and conditions hereof and to decide any claims or disputes which may arise or result from, or be connected with, this Retirement and Release Agreement or any default hereunder.

13.           Separability of Clauses.  Each provision of this Retirement and Release Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Retirement and Release Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Retirement and Release Agreement.

14.           Complete Understanding; Amendments.  This Retirement and Release Agreement and Sections 5, 6 and 8 of the Employment Agreement (which have been incorporated herein by reference pursuant to Section 6 above), contain the complete understanding between you, the Company and the Bondholders regarding your employment and the termination of your employment.  All other understandings and agreements, whether oral or written, including, without limitation, the Employment Agreement (other than Sections 5, 6 and 8 which will remain in full force and effect) are hereby superseded; provided, however, that nothing herein will be interpreted to limit the release and indemnification provisions contained in the Plan.  This Retirement and Release Agreement may be amended only by a written document signed by the parties hereto.  Notwithstanding the foregoing, the parties hereto acknowledge that the Plan will contain release and indemnification provisions.

15.           Revocation.  This Retirement and Release Agreement may be revoked by you within the seven (7)-day period commencing on the date you sign this Retirement and Release Agreement (the “First Revocation Opportunity”).  In the event of any such revocation by you, all obligations of the parties under this Retirement and Release Agreement will terminate and be of no further force and effect as of the date of such revocation.  No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the First Revocation Opportunity.

16.           Binding Document.  Except as provided in Section 2 above, this Retirement and Release Agreement (including, without limitation, each of the releases set forth in Sections 7 and 8 herein) will not become binding upon the parties, and you will not become eligible to receive the benefits described herein until (a) you have signified your agreement to the terms and conditions of this Retirement and Release Agreement by signing in the space below

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and have not revoked your signature, (b) you have executed the Supplemental Release attached hereto as Exhibit B, which includes a release of Claims under ADEA, immediately prior to the Effective Date, and have not thereafter revoked your signature during seven (7) day revocation period, and (c) the Effective Date has occurred.

17.           Signatures.  Each party’s signature on the lines below constitutes his, her or its agreement with each provision contained in this Retirement and Release Agreement.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the Bondholders and the Company have executed this Retirement and Release Agreement as of the date first set forth above, and you have executed this Retirement and Release Agreement as of the date set forth below (or, if you do not include a date under your signature line, the date set forth will be the date this Retirement and Release Agreement, signed by you, is received by the Company), and this Retirement and Release Agreement will become effective as of the Effective Date (provided that all of the conditions set forth in Section 16 have been satisfied), other than with respect to Section 2, which will become effective as of the date hereof.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ David N. Terhune
Name: David N. Terhune
Title: President

Barclays Bank PLC

By:	/s/ Damien Miller
Name: Damien Miller
Title: Director

DDJ Capital Management, LLC, as investment manager or adviser acting on behalf of certain funds and accounts it manages or advises.

By:	/s/ Robert L. Hockett
Name: Robert L. Hockett
Title: Principal

Post Advisory Group, LLC

By:	/s/ Lawrence A. Post
Name: Lawrence A. Post
Title: Chief Investment Officer

Silver Point Capital L.P.

By:	/s/ Edward D. Mule
Name: Edward D. Mule
Title:

Pequot Capital Management, Inc., as investment manager or adviser acting on behalf of certain funds and accounts it manages or advises.

By:	/s/ Richard Joslin
Name: Richard Joslin
Title: Principal

[The remainder of signatures on following page.]

TCW Shared Opportunity Fund III, L.P.		TCW Shared Opportunity Fund IV, L.P.

By: TCW Asset Management Company, its Investment Adviser		By: TCW Asset Management Company, its Investment Adviser

By:	/s/ Nicholas W. Tell, Jr.	By:	/s/ Nicholas W. Tell, Jr.

By:	/s/ Richard H. Stevenson	By:	/s/ Richard H. Stevenson

TCW Shared Opportunity Fund IVB, L.P.		TCW/PCG Special Situation Partners, LLC

By: TCW Asset Management Company, its Investment Adviser		By: TCW Asset Management Company, its Investment Adviser

By:	/s/ Nicholas W. Tell, Jr.	By:	/s/ Nicholas W. Tell, Jr.

By:	/s/ Richard H. Stevenson	By:	/s/ Richard H. Stevenson

Xerion Partners I LLC

		By:	/s/ Daniel J. Arbess
Name: Daniel J. Arbess
Title:

AGREED TO AND ACCEPTED BY:

/s/ Amin J. Khoury
Amin J. Khoury
Dated:	September 17, 2004

EXHIBIT A

PLAN RELEASE

In consideration of the contributions of certain parties to the Chapter 11 Cases, including, but not limited to, the waiver by certain parties (or their affiliates) of rights against one or more of the Debtors, the Plan provides for certain waivers, exculpations, releases and injunctions.

a.                                                                    Releases by Debtors

For good and valuable consideration, including, but not limited to, the service of each of the following Persons or Entities to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, and, as to any D&O Releasee, after any release, retirement, settlement or other such agreement entered into by the D&O Releasee and one or more of the Debtors is no longer subject to revocation or termination by such D&O Releasee, the Debtors and the Reorganized Debtors will release:

(1)                                  all D&O Releasees;

(2)                                  the Indenture Trustee, each member of the Committee, each Plan Funder, each Restructuring Agreement Noteholder and each of the foregoing Entities’ or Persons’  respective officers, directors, partners, members, employees, attorneys, financial advisors, accountants, investment bankers, agents, professionals and representatives, as well as each fund or account managed or advised by each of the Restructuring Agreement Noteholders;

(3)                                  the DIP Agent and the lenders party to the DIP Credit Agreement; and

(4)                                  the property of each of the foregoing Persons and Entities from any and all claims (as defined in section 101(5) of the Bankruptcy Code) and from all Causes of Action that the Debtors or their subsidiaries would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date for claims or liabilities in connection with or related to AET, AET Canada, the Debtors, the Chapter 11 Cases or the Plan, including without limitation, (x) in respect of any loan, advance or similar payment by the Debtors or their subsidiaries to any such Person, or (y) in respect of any contractual obligation owed by such Person to the Debtors or their subsidiaries; provided, however, that the foregoing provisions of this Section 10.2(a) shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct

b.                                                              Releases by and of Holders of Claims

On and after the Effective Date, and as to any D&O Releasee after any release, retirement, settlement or other such agreement entered into by the D&O Releasee and one or more of the Debtors is no longer subject to revocation or termination by such D&O Releasee, each Holder of a Claim who has voted to accept the Plan shall be deemed to have released unconditionally the Debtors, Reorganized Debtors and their respective Affiliates, the D&O Releasees, the Indenture Trustee, each Plan Funder, each member of the Committee, each Restructuring Agreement Noteholder, each account or fund managed or advised by each Restructuring Agreement Noteholder, and each of the foregoing Entities’ or Persons’ respective officers, directors, employees, partners, members, attorneys, financial advisors, accountants, investment bankers, agents, representatives, professionals, the DIP Agent and lenders thereunder and the property of each of the foregoing Entities or Persons from any and all claims (as defined in section 101(5) of the Bankruptcy Code) or Causes of Action based in whole or in part upon any act or omission, transaction, agreement event or other occurrence taking place on or before the Effective Date in any way relating to or pertaining to (i) AET, AET Canada, the Debtors or the Reorganized Debtors, (ii) the Chapter 11 Cases, (iii) the negotiation, formulation and preparation of the Plan, the Plan Documents, the Restructuring Agreement, the Plan Funding Commitment Letter and the Restructuring Documents (as that term is defined in the Restructuring Agreement) and (iv) the Senior Notes, including but not limited to the negotiation, formulation, preparation, administration, execution and enforcement thereof; provided, however, that the foregoing provisions of this Section  10.2(b) shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, fraud or criminal conduct.

EXHIBIT B

SUPPLEMENTAL RELEASE

1.             Definitions.  Capitalized terms not otherwise defined herein have the meanings assigned thereto in the Retirement and Release Agreement to which this Exhibit A is attached and made a part of.  In addition, this release shall be referred to as the “Supplemental Release.”

2.             In further consideration of the provisions set forth in the Retirement and Release Agreement, you, on behalf of yourself and the other Khoury Releasors, hereby irrevocably and unconditionally release and forever discharge the Khoury Releasees from any and all from any and all Claims:

(a)           that the Khoury Releasors ever had, now have or may have, arising out of your employment relationship with and service as an employee, officer or director of the Company, and the termination of such relationship or service or any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof, to the fullest extent set forth in Section 7 of the Retirement and Release Agreement, including, without limitation, Claims arising under the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) (“ADEA”); and

(b)           that the Khoury Releasors have as of the date you sign this Supplemental Release;

provided, however, that the release set forth in this Supplemental Release will not apply to (i) the obligations of the Bondholders or the Company under the Retirement and Release Agreement and (ii) any indemnification rights you may have in accordance with the Company’s governance instruments or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of your service as an officer and employee of the Company.

3.             By signing this Supplemental Release, you hereby acknowledge and confirm the following: (i) you have been advised by the Company in connection with your retirement and by this Supplemental Release to consult with an attorney of your choice prior to signing this Supplemental Release and to have such attorney explain to you the terms of this Supplemental Release, including, without limitation, the terms relating to your release of Claims arising under ADEA; (ii) you were given a period of not fewer than twenty-one (21) days to consider the terms of this Supplemental Release and to consult with an attorney of your choosing with respect thereto; (iii) you are providing the release and discharge set forth in this Supplemental Release only in exchange for consideration in addition to anything of value to which you are already entitled, as set forth in greater detail in the Retirement and Release Agreement; (iv) you knowingly and voluntarily accept the terms of this Supplemental Release, and (v) you understand that you have the right to revoke your signature as set forth in Section 4 below.

4.             You further acknowledge and understand that your signature on this Supplemental Release may be revoked by you within the seven (7)-day period commencing on the date you sign this Supplemental Release (the “Second Revocation Opportunity”).  In the event of any such revocation by you, all obligations of the parties under the Retirement and Release Agreement will terminate and be of no further force and effect as of the date of such revocation.  No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Second Revocation Opportunity.

Amin J. Khoury

Dated: